EXHIBIT 21.1

Urban Outfitters, Inc. & Subsidiaries

Urban Outfitters, Inc.

A Pennsylvania C corporation

Anthropologie, Inc.

A Pennsylvania C corporation

Urban Outfitters Wholesale, Inc.

A Pennsylvania C corporation

Urban Outfitters UK Limited

A United Kingdom corporation

Urban Outfitters (Delaware), Inc.

A Delaware C corporation

Urban Outfitters West LLC

A California limited liability company

U.O.D. Secondary, Inc.

A Delaware corporation

UO Fenwick, Inc.

A Delaware corporation

Urban Outfitters Canada, Inc.

A Canadian corporation

Urban Outfitters Ireland Limited

An Irish corporation

Free People LLC

A Delaware single member limited liability company

urbanoutfitters.com LP

A Pennsylvania Limited Partnership

anthropologie.com LP

A Pennsylvania Limited Partnership

Freepeople.com LLC

A Delaware Limited Liability Company

U.O. Real Estate LLC

A Pennsylvania Limited Liability Company

Urban Outfitters Denmark, Branch of Urban Outfitters UK Limited, UK

A Danish company

Urban Outfitters Sweden Limited

A Swedish company

UO Netherlands BV

A Netherlands company

Urban Outfitters Belgium BVBA

A Belgian company

Terrain Merchandising LLC

A Delaware limited liability company

J. Franklin Styer Nurseries, Inc.

A Pennsylvania corporation